EXHIBIT 10.(f)

                                AGREEMENT



                  THIS AGREEMENT, dated as of January 30, 1998 (this "Agreement"), is made by and between Florida Progress Corporation, having its principal offices at One Progress Plaza, St. Petersburg, Florida 33701 (the "Corporation"), and Richard Korpan, residing at 4993 Turtle Creek Trail, Oldsmar, Florida 34677 (the "Executive").

                  WHEREAS, the Corporation considers it essential to the best interests of its shareholders to foster the continued employment of key executive and management personnel; and

                  WHEREAS, the Board of Directors of the Corporation (the "Board") recognizes that the possibility of a Change in Control (as defined in
Section 1.3 below) of the Corporation exists from time to time and that such possibility, and the uncertainty, instability and questions that it may raise for and among key executive and management personnel, may result in the premature departure or significant distraction of such individuals to the material detriment of the Corporation and its shareholders; and

                  WHEREAS, the Board has determined that appropriate steps should be taken to reinforce, focus and encourage the continued attention and dedication of key executive and management personnel of the Corporation and its subsidiaries, such as the Executive, to their assigned duties without distraction in the face of potentially disturbing or unsettling circumstances arising from the possibility of a Change in Control of the Corporation;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Corporation and the Executive hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  1.1 "Annual Base Salary" shall mean the Executive's rate of regular base annual compensation (prior to any reduction under (i) a salary reduction agreement pursuant to section 401(k) or section 125 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") or (ii) any plan or arrangement deferring any base salary or bonus payments), and shall not include (without limitation) allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

                  1.2      "Cause" shall mean:

                           (i) the Executive engaging in fraud, misappropriation or willful misconduct that is demonstrably and materially injurious to the property or business of the Corporation and/or its subsidiaries, monetarily or otherwise; or

                           (ii) the Executive's conviction of, or plea of no contest to, a felony.

For purposes of clause (i) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Corporation or its subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board (or a committee thereof), the Corporation's chief executive officer or other duly authorized senior officer of the Corporation (as appropriate) or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation or its subsidiaries. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice of any such meeting is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, (a) the Executive has acted in a manner described in clause (i) above, and specifying the particulars thereof in detail, or (b) one of the events set forth in (ii) has occurred.

                  1.3 "Change in Control" shall mean and be deemed to have occurred if:

                           (i) any Person is or becomes, after the date of this Agreement, the Beneficial Owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation) representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

                           (ii) during any period of twenty-four (24) consecutive months (not including any period prior to January 1, 1998), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this definition or any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                           (iii) the shareholders of the Corporation approve a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were Beneficial Owners, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Corporation's then outstanding securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than seventy-five percent (75%) of the combined voting power of the securities of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Corporation's securities; or

                           (iv) the shareholders of the Corporation approve (a) the sale or disposition by the Corporation (other than to a subsidiary of the Corporation) of all or substantially all of the assets of the Corporation (or any such sale or disposition is effected through condemnation proceedings), or (b) a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, a Change in Control shall not include any event, circumstance or transaction which results from the action (excluding the Executive's employment activities with the Corporation, Florida Power Corporation or any of their respective subsidiaries) of any Person or group of Persons which includes, is directly affiliated with or is wholly or partly controlled by one or more executive officers of the Corporation or its subsidiaries and in which the Executive actively participates.

                  1.4 "Corporation" shall include Florida Progress Corporation and any successor to its business and/or assets which assumes (either expressly, by operation of law or otherwise) and/or agrees to perform this Agreement by operation of law or otherwise (except in determining, under Section 1.3 hereof, whether or not any Change in Control of the Corporation has occurred in connection with such succession).

                  1.5 "Disability" shall mean and be deemed the reason for the termination by the Corporation of the Executive's employment, if, as a result of the Executive's incapacity due to physical and/or mental illness, (i) the Executive shall have been absent from the full-time performance of the Executive's duties with the Corporation or any affiliate of the Corporation for a period of six (6) consecutive months, (ii) the Corporation and/or such affiliate gives the Executive a Notice of Termination for Disability, and (iii) within thirty (30) days after such Notice of Termination is given, the Executive does not return to the full-time performance of the Executive's duties.

                  1.6 "Employment Period" shall mean the period commencing on the date of any Change in Control until the earliest to occur of (i) the date which is thirty-six (36) months from the date of any such Change in Control,
(ii) the date of termination by the Executive of the Executive's employment for Good Reason, or (iii) the termination by the Corporation of the Executive's employment for any reason.

                  1.7 "Good Reason" shall mean the occurrence (without the Executive's express written consent) of any one of the following acts, or failures to act, unless, in the case of any act or failure to act described in clauses (i), (iv), (v) or (vi) below, such act or failure to act is corrected by the Corporation prior to the Date of Termination specified in the Notice of Termination given by the Executive in respect thereof not later than six (6) months after the occurrence of the event that serves as the basis for the Notice of Termination:

                           (i) the assignment to the Executive of any duties or responsibilities inconsistent with those described in Section 3.2 below or with the Executive's position(s) or status (including, without limitation, offices, titles, and reporting relationships) as an executive officer of the Corporation and/or its primary subsidiaries or a substantial adverse alteration in the nature of the Executive's authorities, duties, responsibilities, position(s) or status from those described in Section 3.2 below or otherwise;

                           (ii) a reduction in the Executive's Annual Base Salary or annual bonus opportunity as in effect on the date of this Agreement or as the same may be increased at any time thereafter and from time to time;

                           (iii) the relocation of the Corporation's principal executive offices to a location more than thirty (30) miles from its location on the date of this Agreement (or, if different, more than thirty (30) miles from where such offices are located immediately prior to any Potential Change in Control) or the Corporation's requiring the Executive to be based anywhere other than the Corporation's principal Florida executive offices, except for required travel on the Corporation's business to an extent substantially consistent with the Executive's business travel obligations as of the date of this Agreement;

                           (iv) the failure by the Corporation or a subsidiary to continue in effect any pension benefit or deferred compensation plan in which the Executive participates immediately prior to any Potential Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or arrangement) has been made with respect to such plan, or the failure by the Corporation or a subsidiary to continue the Executive's participation therein (or in such substitute or alternative plan or arrangement) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Potential Change in Control;

                           (v) the failure by the Corporation or a subsidiary to continue to provide the Executive with health and welfare benefits substantially similar to those enjoyed by the Executive under any retirement, life insurance, medical, health and accident, or disability or similar plan of the Corporation or a subsidiary in which the Executive was participating at the time of any Potential Change in Control, the taking of any action by the Corporation or a subsidiary which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Potential Change in Control, or the failure by the Corporation or a subsidiary to provide the Executive with the greater number of paid vacation days to which the Executive is entitled pursuant to the terms of the Executive's employment agreement or in accordance with the Corporation's or a subsidiary's normal vacation policy, in either case, as in effect at the time of the Potential Change in Control;

                           (vi) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1;

                           (vii) the failure of the Corporation to obtain a written agreement reasonably satisfactory to the Executive from any successor to the Corporation (as described in Section 9.1) to perform this Agreement; and/or

                           (viii) any termination of employment by the Executive which occurs during the one-month period commencing on the first anniversary of the consummation of the transaction that produced the Change in Control.

                  1.8  "Person"  shall  have the  meaning  ascribed  thereto  in
Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the
Corporation in substantially the same character and proportions as their ownership of stock of the Corporation.

                  1.9 "Potential Change in Control" shall mean and be deemed to have occurred if:

                           (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                           (ii) the Corporation or any Person publicly announces an intention to take actions which, if consummated, would constitute a Change in Control; and/or

                           (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing fifteen (15) percent or more of the combined voting power of the Corporation's then outstanding securities, or any Person increases such Person's beneficial ownership of such securities by ten (10) percentage points or more over the percentage so owned by such Person on December 31, 1997.

                  1.10 "Retirement" shall mean and be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated upon or after normal retirement age pursuant to the pension plan of the Corporation or any subsidiary of the Corporation in which the Executive participates, not including any early retirement or so-called "window period" retirements, generally applicable to its officers, as in effect immediately prior to any Potential Change in Control.

         2. Term of this Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2001; provided, however, that the term of this Agreement shall automatically be extended each January 1 after the date hereof for an additional period of one (1) year unless, not later than 6 months prior to such January 1, the Corporation gives written notice to the Executive that it does not wish to continue such automatic extension; and provided, further, however, that if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such Change in Control occurred or, if later, eighteen (18) months after the consummation within such thirty-six (36) month period of the transaction that produced the Change in Control (the "Term"). Notwithstanding the foregoing provisions of this Section 2, the Term shall terminate upon attainment of normal retirement age as defined in the pension plan of the Corporation.

         3. Corporation's Covenants.

                  3.1 Severance Payments. In order to induce the Executive to remain in the employ of the Corporation and/or one or more of its subsidiaries and in consideration of the Executive's covenants set forth in Section 4 below, the Corporation agrees, under the terms and conditions described herein and in addition to the amounts payable to the Executive under Section 5 below, to pay the Executive the "Severance Payments" described in Section 6.1 below and the other payments and benefits described herein in the event the Executive's employment is terminated during the Employment Period or under the other circumstances set forth in Section 6.1 below.

                  3.2 Position and Duties. During the Employment Period, (i) the Executive's position (including status, offices, titles and reporting relationships), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control, and (ii) the Executive's services shall be performed at the location where the Executive was employed immediately preceding any such Potential Change in Control, or any office or location less than thirty (30) miles from such location.

                  3.3 Base Salary. During the Employment Period, the Executive shall receive Annual Base Salary at least equal to twenty-six (26) times the highest bi-weekly base salary paid or payable, including (without limitation) any base salary which has been earned but deferred, to the Executive by the Corporation and its affiliated companies in respect of the twelve (12) month period immediately preceding the month in which any related Potential Change in Control occurs. The Executive's Annual Base Salary shall be reviewed annually for potential increase. In addition, Annual Base Salary shall not be reduced after the occurrence of a Potential Change in Control. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Corporation.

                  3.4      Incentive Plans.

                           a.  MICP.  The Executive shall be awarded for each
fiscal year ending within the Employment Period an annual bonus (the "Annual Bonus") in cash at least equal to the target annual bonus incentive award received by the Executive under the Corporation's Management Incentive Compensation Plan, or any other annual incentive bonus plan maintained by the Corporation from time to time (the "MICP") for the fiscal year in which the Change in Control occurs. Each Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus in accordance with rules established by the Corporation for that purpose.

                           b.  LTIP.  The Executive shall be awarded for each
award period that begins within the Employment Period a grant of performance shares at least equal to the annual long-term incentive award received by the Executive (not taking into account any pro-ration) under the Corporation's Long-Term Incentive Plan or any other long-term incentive bonus plan maintained by the Corporation from time to time (the "LTIP") for the fiscal year in which the Change in Control occurs, and such shares shall be subject to performance goals consistent with those established by the Corporation for the fiscal years prior to the fiscal year in which the Change in Control occurs.

                  3.5 Savings and Retirement Plans. During the Employment Period, the Executive (in addition to the Incentive Plans) shall be entitled to participate in all other incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Corporation and its subsidiaries, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Corporation and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, those provided generally at any time thereafter to other peer executives of the Corporation and its affiliated companies.

                  3.6 Welfare Benefit Plans.  During the Employment  Period, the
Executive and/or the Executive's family, as the case may be, shall be entitled to participate in and shall receive all benefits under all of the health and welfare benefit plans, practices, policies and programs provided by the Corporation and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent (and at the same cost, excluding increases in the employee contribution amounts which are consistent with and equivalent to the historical rates of increase imposed by the Corporation in respect thereof) applicable generally to other peer executives of the Corporation and its subsidiaries, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, those provided generally at any time thereafter to other peer executives of the Corporation and its affiliated companies.

                  3.7 Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Corporation and its affiliated companies in effect for the Executive at any time during the one hundred eighty
(180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its affiliated companies.

                  3.8 Office Support; Perquisites. During the Employment Period, the Executive shall be entitled to secretarial support and other facilities, perquisites and programs to enable the Executive to be able to discharge the Executive's responsibilities hereunder in accordance with the most favorable plans, practices, programs and policies of the Corporation and its affiliated companies in effect for the Executive at any time during the one hundred eighty
(180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its affiliated companies.

                  3.9 Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Corporation and its affiliated companies, or pursuant to the terms and provisions of any employment agreement, as in effect for the Executive at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its affiliated companies.

         4.       The Executive's Covenants.

                  4.1 Employment. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Change in Control during the Term the Executive will remain in the employ of the Corporation during any related Employment Period.

                  4.2 Time and Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Corporation and to use the Executive's reasonable best efforts to perform faithfully and efficiently the responsibilities and duties assigned to the Executive hereunder. During the Employment Period it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees,
(ii) deliver lectures and fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the
Corporation and its subsidiaries in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to any Potential Change in Control, the reinstatement or continued conduct of such activities (or the reinstatement or conduct of activities similar in nature and scope thereto) subsequent to any related Potential Change in Control shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Corporation and its subsidiaries.

                  4.3.     Non-interference; Confidential Information;
                           Non-Competition

                  (a) No Interference. For so long as the Executive is employed by the Corporation, and for a period of one (1) year after termination of the Executive's employment for any reason after a Change in Control, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Corporation or one of its affiliates), directly or indirectly, intentionally solicit, endeavor to entice away from the Corporation (or any of its affiliates), or otherwise interfere with the relationship of the Corporation (or any of its affiliates) with, any person who is employed by or otherwise engaged to perform services for the Corporation (or any of its affiliates) including, but not limited to, any independent representatives or organizations, or any person or entity that is a customer of the Corporation (or any of its affiliates). The Executive understands and agrees that the rights and obligations set forth in this Section 4.3(a) could extend beyond the Term.

                  (b) Confidential Information. The Executive covenants and agrees with the Corporation that he will not at any time, during or after employment with the Corporation, except in performance of the Executive's obligations to the Corporation or with the prior express written consent of the Board of Directors, directly or indirectly, intentionally or unintentionally, disclose any Confidential Information that he may learn or has learned by reason of his employment or association with the Corporation or any of its affiliates, or any predecessors to its business, or use any such information for his own personal benefit or gain. The term "Confidential Information" includes, without limitation, information not previously disclosed to the public or to the trade by the Corporation's management with respect to the products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, fee or rate information, customer lists, financial information (including without limitation the revenues, costs or profits associated with any of the Corporation's (or any of its affiliates') activities or products), business plans, prospects, opportunities or other information of the Corporation or any of its affiliates. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Executive in violation of this Section 4.3(b) or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Executive understands and agrees that the rights and obligations set forth in this Section 4.3 (b) shall extend beyond the Term.

                  (c)  Exclusive  Property.  The  Executive  confirms  that  all
Confidential Information is and shall remain the exclusive property of the Corporation or any of its affiliates. All business records, papers and documents kept or made by the Executive relating to the business of the Corporation (or any of its affiliates) or any Confidential Information shall be and remain the property of the Corporation and/or any such affiliates. Upon termination of employment or upon the request of the Corporation at any time, the Executive shall promptly deliver to the Corporation, and shall not without the prior express written consent of the Corporation retain, any and all copies of (i) any written materials not previously made available to the public, or (ii) records and documents made by the Executive or coming into his possession concerning any Confidential Information or the business or affairs of the Corporation or any predecessors to its business, or any of its affiliates. The Executive understands and agrees that the rights and obligations set forth in this Section 4.3(c) shall extend beyond the Term.

                  (d) Covenant Not to Compete. During the employment period and for one (1) year after termination of the Executive's employment for any reason after a Change in Control, the Executive shall not compete, directly or indirectly, with the Corporation or its affiliates within fifty (50) miles of any geographic area in which the Corporation or its affiliates has material business interests with which the Executive is involved at the time of the termination of the Executive's employment. If it is judicially determined that this provision, or any portion thereof, is unenforceable under applicable law(s) (statute, common law or otherwise), then it is hereby agreed by the Executive and the Corporation that the unenforceable portion shall be redrafted to the extent necessary to render it enforceable, while leaving the remaining portions intact. By agreeing to this contractual modification prospectively at this time, the parties intend to make this provision enforceable under the law(s) of all applicable states so that the entire agreement not to compete and/or this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal. Such modifications shall not affect the payments made to the Executive under this Agreement. The Executive acknowledges that his skills are such that he can be gainfully employed in noncompetitive employment and that the agreement not to compete will in no way prevent him from earning a living. The Executive understands and agrees that the rights and obligations set forth in this Section 4.3(d) shall extend beyond the Term.

                  (e) Injunctive Relief. Without intending to limit the remedies available to the Corporation, the Executive acknowledges that a breach of any of the covenants contained in this Section 4.3 may result in material irreparable injury to the Corporation or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Corporation shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 4.3 or such other relief as may be required to specifically enforce any of the covenants in this Section 4.3.

         5.       Compensation Other Than Severance Payments.

                  5.1 Disability. Following a Potential Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Corporation as a result of incapacity due to physical or mental illness, the Executive's full salary shall be paid to the Executive at a rate no less than the rate in effect at the commencement of any such disability period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Corporation or its subsidiaries during such disability period, until the Executive's employment is terminated by the Corporation for Disability.

                  5.2 Base Salary. If the Executive's employment shall be terminated for any reason following a Potential Change in Control and during the Term, the Executive's full salary shall be paid to the Executive through the Date of Termination (as defined below in Section 7.2) at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to or with respect to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Corporation or its subsidiaries during such period.

                  5.3 Benefits. If the Executive's employment shall be terminated for any reason following a Potential Change in Control and during the Term, the Executive's normal post-termination compensation and benefits shall be paid to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the retirement, health insurance, life insurance and other compensation (including without limitation any bonus and/or incentive compensation) or benefit plans, programs and arrangements maintained by the Corporation or its subsidiaries or affiliates.

         6.       Severance Payments.

                  6.1 Severance. The Corporation shall pay the Executive the payments and benefits described in Section 6.1(a), (b) and (c) (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the Term, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Corporation for Cause, (ii) by reason of Retirement, (iii) by the Executive without Good Reason, (iv) due to death, or (v) due to Disability. In addition, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Corporation without Cause or by the Executive with Good Reason (a) if the Executive reasonably demonstrates that the Executive's employment was terminated prior to a Change in Control without Cause (1) at the request of a Person who has entered into an agreement with the Corporation the consummation of which will constitute a Change in Control (or who has taken other steps reasonably calculated to effect a Change in Control) or (2) otherwise in connection with, as a result of or in anticipation of a Change in Control, or (b) if the Executive terminates his employment for Good Reason prior to a Change in Control and the Executive reasonably demonstrates that the circumstance(s) or event(s) which constitute such Good Reason occurred (1) at the request of such Person or (2) otherwise in connection with, as a result of or in anticipation of a Change in Control. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. In the event of Disability or death of the Executive after the Date of Termination in respect of any termination without Cause or any termination for Good Reason, payments and benefits shall be made to the Executive, or the Executive's beneficiaries or legal representative, as the case may be.

                           (a) Lump Sum Payment. A lump sum payment equal to three (3) times the highest "total 12-month compensation" of the Executive (whether or not deferred) for any 12-month period during the five (5) completed calendar years prior to the Date of Termination, where "total 12-month compensation" means the sum of the Executive's Annual Base Salary during such 12-month period and the full amount of the Executive's MICP award (target or actual, whichever is greater) that was payable during such 12-month period (or annualized 12-month period if the Executive has not completed 12 months of employment).

                           (b) Welfare Plan Continuation. For a thirty-six (36) month period after the Date of Termination, or if sooner, until the Executive reaches the age of sixty-five (65) years, the Corporation shall provide the Executive (at no cost to the Executive) with life, disability, accident and health insurance benefits substantially similar to those that the Executive is receiving immediately prior to any related Potential Change in Control or the receipt of the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason), whichever is greater; provided, however, that the final 18 months of the continued coverage period hereunder shall be deemed to constitute the full amount of the Executive's entitlement to COBRA benefits as a result of the Executive's termination of employment. Upon the termination of the Executive's continued benefits provided under the prior sentence, the Executive shall be eligible to continue such benefits (at the Executive's cost) to the same extent that such benefits are provided by the Corporation thereafter (the "Continued Access Period") to comparable executives and, after the Executive attains age 65, to retired executives. Benefits otherwise receivable by the Executive pursuant to the first sentence of this Section 6.1(b) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during such period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Corporation by the Executive). Continued coverage during the Continued Access Period shall terminate if comparable benefits are made available to the Executive under any other policy or program (and the availability of any such benefits shall be reported to the Corporation by the Executive).

                           (c) LTIP. Performance shares granted to the Executive under the LTIP for performance cycles commencing after a Change in Control has occurred and remaining uncompleted will be deemed earned as of the Date of Termination to the extent of one hundred fifty percent (150%) of target under each award agreement, and the value of each such award will be paid out to the Executive in a lump-sum cash payment. Performance shares granted to the Executive under the LTIP for performance cycles which commenced after a Change in Control occurred and were completed before the Date of Termination will be paid out to the extent earned, and the value of such award will be paid out to the Executive in a lump-sum cash payment.

                           (d) SERP; Other Deferred Compensation. The Executive shall receive credit under the Corporation's Supplemental Executive Retirement Plan ("SERP") for five (5) additional years of service and shall immediately become 100% vested in the Executive's accrued benefit and/or account balance to date under the SERP and any non-qualified deferred compensation plan, and any amendment, modification or termination of any such plan occurring during the Term of this Agreement after any Change in Control shall not be effective against the Executive to decrease or change any of the Executive's rights thereunder.

                           (e) Relocation and Other Assistance. Should the Executive be required to move his or her primary residence in order to pursue other business opportunities within three (3) years of the Date of Termination, the Company will reimburse the Executive for any expenses (not in excess of $10,000) incurred in that relocation that are not reimbursed by another employer, including, without limitation, assistance in selling the Executive's home and all other assistance and benefits that were customarily provided by the Corporation to transferred executives prior to the Change in Control. In addition, if the Executive retains legal counsel with respect to the taxation of payments to be made to the Executive under this Agreement, the Corporation shall reimburse the Executive for such reasonable legal fees and disbursements (but not in excess of $15,000).

                  6.2 Special Reimbursement. (a) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation or any of its subsidiaries, any Person whose actions result in a Change in Control or any Person affiliated with the Corporation or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would subject the Executive to the excise tax imposed under Section 4999 of the Code or any successor section thereto (the "Excise Tax"), the Corporation shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 6.2(a), shall be equal to the Total Payments.

                           (b)      For purposes of determining whether any of
the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Corporation's general counsel and reasonably acceptable to the Executive such Total Payments (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Corporation's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and applicable state and local income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                           (c)  In the event that the Excise Tax is subsequently
determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Corporation, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Corporation shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Corporation shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of any such subsequent liability for Excise Tax with respect to the Total Payments.

                  6.3 Date of Payment. The payments provided for in Section 6.2 hereof shall be made not later than the fifteenth (15th) day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to the Executive on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments to which the Executive is likely to be entitled to and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the sixtieth
(60th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to the Executive, payable on the tenth (10th) business day after demand by the Corporation (together with interest at the rate provided in section 7872(f)(2)(A) of the Code). At the time that payments are made under this Section 6.3, the Corporation shall provide the Executive with a detailed written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Corporation has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                  6.4 Legal Costs. The Corporation shall reimburse the Executive for reasonable legal fees and expenses incurred in good faith by the Executive as a result of any dispute with any party (including, but not limited to, the Corporation or any subsidiary of the Corporation) regarding the payment or receipt of any benefit provided for in this Agreement (including, but not limited, all such fees and expenses incurred in disputing any termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code) plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied by such evidence of fees and expenses incurred as the Corporation reasonably may require.

         7.       Termination Procedures and Compensation During Dispute.

                  7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (which meeting may be a regular meeting of the Board where prior notice of consideration of such termination is given to members of the Board) finding that, in the good faith opinion of the Board, (i) the Executive engaged in conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail, or (ii) one of the events set forth in clause (ii) of such definition has occurred. For purposes of this Agreement, any purported termination not effected in accordance with this
Section 7.1 shall not be considered effective.

                  7.2 Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment after a Potential Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Corporation, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, after the date such Notice of Termination is given).

                  7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved either by mutual written agreement of the parties or by a final judgement, order, or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall not be extended by a notice of dispute if the basis for such notice, as determined in good faith by the party receiving such notice is not given in good faith or the party giving such notice does not pursue the resolution of such dispute with reasonable diligence. Subject to the rights granted by Section 4.3, any controversy or claim arising out of, or relating to, any provision of this Agreement shall be settled by binding arbitration in accordance with the laws of The State of Florida by three arbitrators, one of whom shall be appointed by the Corporation, one by the Executive, and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. Such arbitration shall be conducted in Florida in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term, and such termination is disputed in accordance with Section 7.3 above (and pursuant thereto the Date of Termination is extended), the Corporation shall continue to pay the Executive the full Annual Base Salary in effect at the time of any related Potential
Change in Control or when the notice giving rise to the dispute was given (whichever is greater). Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section
5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement or any other plan, agreement or arrangement.


         8. No Mitigation. The Corporation agrees that, if the Executive's employment is terminated during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Corporation pursuant to Section 6 or Section 7.4. Further, the amount of any payment or benefit provided for in Section 6 (other than pursuant to Section 6.1.(b)) or Section 7.4 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, or offset against any amount claimed to be owed by the Executive to the Corporation or any of its subsidiaries, or otherwise.


         9.       Successors; Binding Agreement.

                  9.1 Successors. In addition to any obligations imposed by law upon any successor to the Corporation, the Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate employment with the Corporation for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  9.2  Binding  Agreement.  This  Agreement  shall  inure to the
benefit  of  and  be   enforceable   by  the   Executive's   personal  or  legal
representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the beneficiary (or beneficiaries) designated by the Executive from time to time in accordance with the procedures for notice set out in Section 10; provided, however, that if there shall be no effective designation of beneficiary by the Executive, such amounts shall be paid to the executors, personal representatives or administrators of the Executive's estate.

         10. Notices; Other Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                     To the Corporation:    Florida Progress Corporation
                                            P.O. Box 33042
                                            St. Petersburg, Florida  33733


                     With a copy to:        Mr. William G. Kelley
                                            Vice President, Human Resources
                                            Florida Progress Corporation
                                            3201 34th Street South
                                            St. Petersburg, Florida 33711

                     To the Executive:      Mr. Richard Korpan
                                            4993 Turtle Creek Trail,
                                            Oldsmar, FL 34677


         11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without regard to the principles of conflict of laws thereof. All references to sections of the Exchange Act or the Code (or the rules and/or regulations under either) shall be deemed also to refer to and include any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The rights and obligations of the Corporation and the Executive under this Agreement shall survive the expiration of the Term and the Employment Period.

         12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

         13.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. No Limitation. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement as in effect from time to time except as explicitly modified by this Agreement.

         15. Other Agreements. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto; provided, however, that the employment agreement between the Company and the Executive dated as of June 1, 1995 (the "Employment Agreement") shall remain in full force and effect. Any payments or benefits to which the Executive may become entitled under this Agreement that are also provided under the Employment Agreement shall be paid or provided to the Executive under the Employment Agreement and, to the extent that any such payment or benefit is to be provided under the Employment Agreement, the Executive shall not be entitled to such payment or benefit, as the case may be, under this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    FLORIDA PROGRESS CORPORATION



                                    By: /s/ Jean Giles Wittner
                                       ------------------------------
                                             JEAN GILES WITTNER
                                      CHAIRMAN, COMPENSATION COMMITTEE



                                       /s/ Richard Korpan
                                      -------------------------------
                                                 Executive